Exhibit 99.1

NEW RESIDENTIAL INVESTMENT CORP. ANNOUNCES THIRD QUARTER 2020 RESULTS

NEW YORK - (BUSINESS WIRE) – New Residential Investment Corp. (NYSE: NRZ; “New Residential” or the “Company”) today reported the following information for the third quarter ended September 30, 2020:

THIRD QUARTER 2020 FINANCIAL HIGHLIGHTS:

•	GAAP Net Income of $77.9 million, or $0.19 per diluted common share(1)

•	Core Earnings of $131.6 million, or $0.31 per diluted common share(1)(2)

•	Common Dividend of $62.4 million, or $0.15 per common share(1)

•	Book Value per common share of $10.86(1)

•	$841.0 million of cash as of September 30, 2020

	Q3 2020	Q2 2020
Summary of Operating Results:
GAAP Net Income (Loss) per Diluted Common Share(1)	$0.19	($0.02)
GAAP Net Income (Loss)	$77.9 million	($8.9 million)

Non-GAAP Results:
Core Earnings per Diluted Common Share(1)	$0.31	$0.34
Core Earnings(2)	$131.6 million	$140.2 million

NRZ Common Dividend:
Common Dividend per Share(1)	$0.15	$0.10
Common Dividend	$62.4 million	$41.6 million

“New Residential had a strong third quarter, bolstered by solid earnings in our Origination and Servicing segments,” said Michael Nierenberg, Chairman, Chief Executive Officer and President of New Residential. “Origination and Servicing delivered over $340 million in pre-tax earnings during the third quarter as these businesses continued to scale and capture additional market share.”

Mr. Nierenberg continued, “With rates at current lows, we believe our investment portfolio is well positioned; in particular, our MSR portfolio stands to benefit as rates rise and multiples improve. We intend to maintain high levels of cash to deploy opportunistically. Heading into the end of the year, we are confident in our ability to grow book value and generate earnings for our shareholders.”

THIRD QUARTER 2020 COMPANY HIGHLIGHTS:

•	Origination

o	Segment pre-tax income of $312.3 million (+72% QoQ)

o	Origination production of $18.1 billion in unpaid principal balance (“UPB”) (+118% QoQ)

o	Direct to Consumer production of $3.4 billion UPB (+12% QoQ)

•	Servicing

o	Segment pre-tax net income of $30.3 million (+24% QoQ)

o	The servicing portfolio grew to $287.2 billion in UPB (+3% QoQ)

•	Mortgage Servicing Rights (“MSRs”) and Servicer Advances

o	MSR portfolio totaled approximately $571 billion UPB as of September 30, 2020 compared to $610 billion UPB as of June 30, 2020(3)

o	Issued two MSR debt securitizations for $426 million

o	Closed a new $500 million Ginnie Mae MSR and advance financing facility(4)

o	Issued two servicer advance securitizations for $1.2 billion

o	Servicer advance balances declined slightly to $3.4 billion from $3.5 billion as of June 30, 2020

•	Residential Securities

o	Purchased $5.1 billion (net face value) of agency securities

o	Sold $616 million (face value) of non-agency securities

•	Residential Loans

o	Sold $279 million (face value) of residential loans

o	Completed three securitizations with total collateral of $1.3 billion UPB (two non-performing loans and one reperforming loan)

•	Financing and Leverage

o	Fully refinanced 11.00% senior secured term loan with 6.25% senior unsecured corporate debt, resulting in approximately $32 million of annual savings(5)

o	Refinanced SpringCastle securitization, representing $663 million of collateral

o	Annualized savings of approximately $50 million from all Q3’20 refinancing activity(5)

o	Overall leverage of 3.5x compared to 2.1x as of June 30, 2020(6)

•	Additional Updates Post Q3’20(7)

o	Issued one servicer advance securitization for $500 million

o	Sold $194 million (face value) of residential loans

(1)
Per common share calculations for both GAAP Net Income (Loss) and Core Earnings are based on 420,968,626 weighted average diluted shares during the quarter ended September 30, 2020; and 415,661,782 weighted average diluted shares during the quarter ended June 30, 2020. Per share calculations of Common Dividend are based on 415,744,518 basic shares outstanding as of September 30, 2020 and June 30, 2020. Per common share calculations for Book Value are based on 415,744,518 basic common shares outstanding as of September 30, 2020.

(2)
Core Earnings is a non-GAAP financial measure. For a reconciliation of Core Earnings to GAAP Net Income, as well as an explanation of this measure, please refer to Non-GAAP Measures and Reconciliation to GAAP Net Income below.

(3)	Includes excess and full MSRs.

(4)	Closed August 31, 2020. Upon approval from Ginnie Mae and the related lender, may be upsized to $750 million.

(5)	Based on management’s current views and estimates, and actual results may vary.

(6)
Represents recourse leverage. Excludes non-recourse leverage, including outstanding consumer debt, servicer advance debt, $37.4 million and $59.5 million of full MSR debt for September 30, 2020 and December 31, 2019 respectively, SAFT 2013-1 and MDST Trusts mortgage backed securities issued, and Shellpoint non-agency RMBS.

(7)	Represents activity from October 1, 2020 through October 23, 2020. Based on management’s current views and estimates, and actual results may vary.

ADDITIONAL INFORMATION

For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investor Relations section of the Company’s website, www.newresi.com.  For consolidated investment portfolio information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s website, www.newresi.com.

EARNINGS CONFERENCE CALL

New Residential’s management will host a conference call on Monday, October 26, 2020 at 8:00 A.M. Eastern Time. A copy of the earnings release will be posted to the Investor Relations section of New Residential’s website, www.newresi.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-866-777-2509 (from within the U.S.) or 1-412-317-5413 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Residential Third Quarter 2020 Earnings Call.” In addition, participants are encouraged to pre-register for the conference call at https://dpregister.com/sreg/10148724/da91abba9c.

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newresi.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Monday, November 9, 2020 by dialing 1-877-344-7529 (from within the U.S.) or 1-412-317-0088 (from outside of the U.S.); please reference access code “10148724.”

Consolidated Statements of Income
($ in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues
Interest income	$233,848	$448,127	$868,419	$1,303,041
Servicing revenue, net of change in fair value of $(395,064), $(228,405), $(1,485,472), and $(619,914), respectively	(43,929)	53,050	(459,313)	133,366
Gain on originated mortgage loans, held-for-sale, net	495,098	126,747	984,818	294,935
	685,017	627,924	1,393,924	1,731,342
Expenses
Interest expense	130,528	245,902	463,786	686,738
General and administrative expenses	316,560	193,580	859,601	525,289
Management fee to affiliate	22,482	20,678	66,682	58,261
Incentive compensation to affiliate	—	36,307	—	49,265
	469,570	496,467	1,390,069	1,319,553
Other Income (Loss)
Change in fair value of investments	89,092	2,212	(374,408)	(55,534)
Gain (loss) on settlement of investments, net	(94,457)	133,670	(968,995)	96,385
Earnings from investments in consumer loans, equity method investees	—	(2,547)	—	(890)
Other income (loss), net	5,385	(30,695)	(34,635)	(27,234)
	20	102,640	(1,378,038)	12,727
Impairment
Provision (reversal) for credit losses on securities	(3,849)	5,567	15,166	21,942
Valuation and credit loss provision (reversal) on loans and real estate owned (“REO”)	14,584	(10,690)	118,504	8,042
	10,735	(5,123)	133,670	29,984
Income (Loss) Before Income Taxes	204,732	239,220	(1,507,853)	394,532
Income tax expense (benefit)	100,812	(5,440)	(48,647)	18,980
Net Income (Loss)	$103,920	$244,660	$(1,459,206)	$375,552
Noncontrolling Interests in Income of Consolidated Subsidiaries	$11,640	$14,738	$34,118	$31,979
Dividends on Preferred Stock	$14,359	$5,338	$39,938	$5,338
Net Income (Loss) Attributable to Common Stockholders	$77,921	$224,584	$(1,533,262)	$338,235
Net Income (Loss) Per Share of Common Stock
Basic	$0.19	$0.54	$(3.69)	$0.83
Diluted	$0.19	$0.54	$(3.69)	$0.83
Weighted Average Number of Shares of Common Stock Outstanding
Basic	415,744,518	415,520,780	415,665,441	406,521,273
Diluted	420,968,626	415,588,238	415,665,441	406,671,972

Dividends Declared per Share of Common Stock	$0.15	$0.50	$0.30	$1.50

Consolidated Balance Sheets
($ in thousands)

	September 30, 2020	December 31, 2019
Assets	(unaudited)
Excess mortgage servicing rights assets, at fair value	$435,982	$505,343
Mortgage servicing rights, at fair value	3,651,805	3,967,960
Mortgage servicing rights financing receivables, at fair value	1,129,819	1,718,273
Servicer advance investments, at fair value	535,760	581,777
Real estate and other securities	10,830,067	19,477,728
Residential loans and variable interest entity consumer loans held-for-investment, at fair value	1,440,910	1,753,251
Residential mortgage loans, held-for-sale ($4,358,473 and $4,613,612 at fair value at September 30, 2020 and December 31, 2019, respectively)	4,936,826	6,042,664
Residential mortgage loans subject to repurchase	1,458,325	172,336
Cash and cash equivalents	841,022	528,737
Restricted cash	180,554	162,197
Servicer advances receivable	2,857,040	3,301,374
Trades receivable	946,321	5,256,014
Other assets	1,161,933	1,395,800
	$30,406,364	$44,863,454

Liabilities and Equity

Liabilities
Secured financing agreements	$14,666,868	$27,916,225
Secured notes and bonds payable (includes $1,756,632 and $659,738 at fair value at September 30, 2020 and December 31, 2019, respectively)	7,733,648	7,720,148
Residential mortgage loan repurchase liability	1,458,325	172,336
Unsecured senior notes, net of issuance costs	541,758	-
Trades payable	210	902,081
Due to affiliates	9,545	103,882
Dividends payable	69,541	211,732
Accrued expenses and other liabilities	497,838	600,790
	24,977,733	37,627,194

Commitments and Contingencies

Equity
Preferred Stock, par value of $0.01 per share, 100,000,000 shares authorized:
7.50% Series A Preferred Stock, $0.01 par value, 11,500,000 shares authorized, 6,210,000 and 6,210,000 issued and outstanding at September 30, 2020 and December 31, 2019, respectively	150,026	150,026
7.125% Series B Preferred Stock, $0.01 par value, 11,500,000 shares authorized, 11,300,000 and 11,300,000 issued and outstanding at September 30, 2020 and December 31, 2019, respectively	273,418	273,418
6.375% Series C Preferred Stock, $0.01 par value, 16,100,000 shares authorized, 16,100,000 and 0 issued and outstanding at September 30, 2020 and December 31, 2019, respectively	389,548	-
Common Stock, $0.01 par value, 2,000,000,000 shares authorized, 415,744,518 and 415,520,780 issued and outstanding at September 30, 2020 and December 31, 2019, respectively	4,158	4,156
Additional paid-in capital	5,554,559	5,498,226
Retained earnings (accumulated deficit)	(1,094,589)	549,733
Accumulated other comprehensive income (loss)	52,074	682,151
Total New Residential stockholders’ equity	5,329,194	7,157,710
Noncontrolling interests in equity of consolidated subsidiaries	99,437	78,550
Total Equity	5,428,631	7,236,260
	$30,406,364	$44,863,454

NON-GAAP MEASURES AND RECONCILIATION TO GAAP NET INCOME

New Residential has five primary variables that impact its operating performance: (i) the current yield earned on the Company’s investments, (ii) the interest expense under the debt incurred to finance the Company’s investments, (iii) the Company’s operating expenses and taxes, (iv) the Company’s realized and unrealized gains or losses on investments, including any impairment or reserve for expected credit losses and (v) income from the Company’s  origination and servicing businesses. “Core earnings” is a non-GAAP measure of the Company’s operating performance, excluding the fourth variable above and adjusts the earnings from the consumer loan investment to a level yield basis. Core earnings is used by management to evaluate the Company’s performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance; (ii) incentive compensation paid to the Company’s manager; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes, which are not representative of current operations.

The Company’s definition of core earnings includes accretion on held-for-sale loans as if they continued to be held-for-investment. Although the Company intends to sell such loans, there is no guarantee that such loans will be sold or that they will be sold within any expected timeframe. During the period prior to sale, the Company continues to receive cash flows from such loans and believes that it is appropriate to record a yield thereon. In addition, the Company’s definition of core earnings excludes all deferred taxes, rather than just deferred taxes related to unrealized gains or losses, because the Company believes deferred taxes are not representative of current operations. The Company’s definition of core earnings also limits accreted interest income on RMBS where the Company receives par upon the exercise of associated call rights based on the estimated value of the underlying collateral, net of related costs including advances. The Company created this limit in order to be able to accrete to the lower of par or the net value of the underlying collateral, in instances where the net value of the underlying collateral is lower than par. The Company believes this amount represents the amount of accretion the Company would have expected to earn on such bonds had the call rights not been exercised.

Beginning January 1, 2020, the Company’s investments in consumer loans are accounted for under the fair value option. Core earnings adjusts earnings on consumer loans to a level yield to present income recognition across the consumer loan portfolio in the manner in which it is economically earned, to avoid potential delays in loss recognition, and align it with the Company’s overall portfolio of mortgage-related assets which generally record income on a level yield basis. With respect to consumer loans classified as held-for-sale, the level yield is computed through the expected sale date. With respect to the gains recorded under GAAP in 2014 and 2016 as a result of a refinancing of, and the consolidation of, the debt related to the Company’s investments in consumer loans, and the consolidation of entities that own the Company’s investments in consumer loans, respectively, the Company continues to record a level yield on those assets based on their original purchase price.

While incentive compensation paid to the Company’s manager may be a material operating expense, the Company excludes it from core earnings because (i) from time to time, a component of the computation of this expense will relate to items (such as gains or losses) that are excluded from core earnings, and (ii) it is impractical to determine the portion of the expense related to core earnings and non-core earnings, and the type of earnings (loss) that created an excess (deficit) above or below, as applicable, the incentive compensation threshold. To illustrate why it is impractical to determine the portion of incentive compensation expense that should be allocated to core earnings, the Company notes that, as an example, in a given period, it may have core earnings in excess of the incentive compensation threshold but incur losses (which are excluded from core earnings) that reduce total earnings below the incentive compensation threshold. In such case, the Company would either need to (a) allocate zero incentive compensation expense to core earnings, even though core earnings exceeded the incentive compensation threshold, or (b) assign a “pro forma” amount of incentive compensation expense to core earnings, even though no incentive compensation was actually incurred. The Company believes that neither of these allocation methodologies achieves a logical result. Accordingly, the exclusion of incentive compensation facilitates comparability between periods and avoids the distortion to the Company’s non-GAAP operating measure that would result from the inclusion of incentive compensation that relates to non-core earnings.

With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses.

Since the third quarter of 2018, as a result of the Shellpoint Partners LLC (“Shellpoint”) acquisition, the Company, through its wholly owned subsidiary, NewRez, originates conventional, government-insured and nonconforming residential mortgage loans for sale and securitization. In connection with the transfer of loans to the GSEs or mortgage investors, the Company reports realized gains or losses on the sale of originated residential mortgage loans and retention of mortgage servicing rights, which the Company believes is an indicator of performance for the Servicing and Origination segments and therefore included in core earnings. Realized gains or losses on the sale of originated residential mortgage loans had no impact on core earnings in any prior period, but may impact core earnings in future periods.

Beginning with the third quarter of 2019, as a result of the continued evaluation of how Shellpoint operates its business and its impact on the Company’s operating performance, core earnings includes Shellpoint’s GAAP net income with the exception of the unrealized gains or losses due to changes in valuation inputs and assumptions on MSRs owned by NewRez, and non-capitalized transaction-related expenses. This change was not material to core earnings for the quarter ended September 30, 2019.

Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same measure that management uses to operate the business. Management also utilizes core earnings as a measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on core earnings as an indicator of the results of such decisions. Core earnings excludes certain recurring items, such as gains and losses (including impairment and reserves as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such, core earnings is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The primary differences between core earnings and the measure the Company uses to calculate incentive compensation relate to (i) realized gains and losses (including impairments and reserves for expected credit losses), (ii) non-capitalized transaction-related expenses and (iii) deferred taxes (other than those related to unrealized gains and losses). Each are excluded from core earnings and included in the Company’s incentive compensation measure (either immediately or through amortization). In addition, the Company’s incentive compensation measure does not include accretion on held-for-sale loans and the timing of recognition of income from consumer loans is different. Unlike core earnings, the Company’s incentive compensation measure is intended to reflect all realized results of operations. The Gain on Remeasurement of Consumer Loans Investment was treated as an unrealized gain for the purposes of calculating incentive compensation and was therefore excluded from such calculation.

Core earnings does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with U.S. GAAP, and the Company’s calculation of this measure may not be comparable to similarly entitled measures reported by other companies. Set forth below is a reconciliation of core earnings to the most directly comparable GAAP financial measure (dollars in thousands, except share and per share data):

	Three Months Ended
	September 30, 2020	June 30, 2020
Net income (loss) attributable to common stockholders	$77,921	$(8,868)
Adjustments for Non-Core Earnings:
Impairment	10,735	(21,710)
Change in fair value of investments	(203,652)	(27,516)
(Gain) loss on settlement of investments, net	94,068	81,382
Other (income) loss	20,646	47,366
Other Income and Impairment attributable to non-controlling interests	(4,360)	19,332
Non-capitalized transaction-related expenses	17,795	14,195
Preferred stock management fee to affiliate	3,048	3,048
Deferred taxes	99,374	25,277
Interest income on residential mortgage loans, held-for-sale	9,579	8,424
Adjust consumer loans to level yield	363	(995)
Core earnings of equity method investees:
Excess mortgage servicing rights	6,120	265
Core Earnings	$131,637	$140,200

Net Income (Loss) Per Diluted Share	$0.19	$(0.02)
Core Earnings Per Diluted Share	$0.31	$0.34

Weighted Average Number of Shares of Common Stock Outstanding, Diluted	420,968,626	415,661,782

NET INCOME BY SEGMENT

	Servicing and Origination			Residential Securities and Loans
	Origination	Servicing	MSRs & Servicer Advances	Residential Securities & Call Rights	Residential Loans	Corporate & Other	Total
Quarter Ended September 30, 2020
Interest income	$17,407	$373	$91,576	$61,034	$33,913	$29,545	$233,848
Servicing revenue, net	(3,767)	111,420	(151,582)	—	—	—	(43,929)
Gain on originated mortgage loans, held-for-sale, net	445,578	346	49,174	—	—	—	495,098
Total revenues	459,218	112,139	(10,832)	61,034	33,913	29,545	685,017
Interest expense	10,977	90	59,650	15,652	19,326	24,833	130,528
G&A and other	136,086	81,767	78,831	930	10,361	31,067	339,042
Total operating expenses	147,063	81,857	138,481	16,582	29,687	55,900	469,570
Other income (loss)	123	—	(19,753)	36,941	44,699	(61,990)	20
Impairment	—	—	218	(3,849)	14,366	—	10,735
Income (loss) before income taxes	312,278	30,282	(169,284)	85,242	34,559	(88,345)	204,732
Income tax expense (benefit)*	71,304	6,044	15,682	—	7,783	(1)	100,812
Net income (loss)	$240,974	$24,238	$(184,966)	$85,242	$26,776	$(88,344)	$103,920
Noncontrolling interests in income (loss) of consolidated subsidiaries	4,840	—	2,612	—	—	4,188	11,640
Dividends on preferred stock	$—	$—	$—	$—	$—	$14,359	$14,359
Net income (loss) attributable to common stockholders	$236,134	$24,238	$(187,578)	$85,242	$26,776	$(106,891)	$77,921

	Servicing and Origination			Residential Securities and Loans
	Origination	Servicing	MSRs & Servicer Advances	Residential Securities & Call Rights	Residential Loans	Corporate & Other	Total
Quarter Ended June 30, 2020
Interest income	$8,963	$1,115	$108,386	$33,663	$47,284	$32,787	$232,198
Servicing revenue, net	(1,998)	96,885	(185,346)	—	—	—	(90,459)
Gain on originated mortgage loans, held-for-sale, net	281,937	343	29,591	—	(1,849)	—	310,022
Total revenues	288,902	98,343	(47,369)	33,663	45,435	32,787	451,761
Interest expense	5,667	111	60,594	17,679	17,471	14,881	116,403
G&A and other	102,462	73,907	91,454	344	19,278	32,688	320,133
Total operating expenses	108,129	74,018	152,048	18,023	36,749	47,569	436,536
Other income (loss)	390	—	(90,665)	47,837	36,676	30,365	24,603
Impairment	—	—	(91)	(25,134)	3,515	—	(21,710)
Income (loss) before income taxes	181,163	24,325	(289,991)	88,611	41,847	15,583	61,538
Income tax expense (benefit)*	50,285	6,752	(42,562)	—	2,918	16	17,409
Net income (loss)	$130,878	$17,573	$(247,429)	$88,611	$38,929	$15,567	$44,129
Noncontrolling interests in income (loss) of consolidated subsidiaries	4,419	—	8,591	—	—	25,630	38,640
Dividends on preferred stock	$—	$—	$—	$—	$—	$14,357	$14,357
Net income (loss) attributable to common stockholders	$126,459	$17,573	$(256,020)	$88,611	$38,929	$(24,420)	$(8,868)

* Beginning in the third quarter of 2020, we revised our methodology of allocating tax expense within the Servicing and Origination segments. Specifically, taxes are now allocated based on intercompany agreements rather than based on a more general pro rata approach. We believe the change better reflects the operating performance of each respective segment. Amounts for prior periods have been recast to conform with the current period presentation.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, upside for our investment portfolio such as our MSR portfolio benefitting as rates rise and multiples improve, our ability to maintain high levels of cash, grow book value and generate earnings for our shareholders and ability to realize annualized savings of approximately $50 million from our Q3’20 refinancing activity. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent annual and quarterly reports and other filings filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website (www.newresi.com). New risks and uncertainties emerge from time to time, and it is not possible for New Residential to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Residential expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Residential's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT NEW RESIDENTIAL

New Residential is a leading provider of capital and services to the mortgage and financial services industry. The Company’s mission is to generate attractive risk-adjusted returns in all interest rate environments through a portfolio of investments and operating businesses. New Residential has built a diversified, hard-to-replicate portfolio with high-quality investment strategies that have generated returns across different interest rate environments over time. New Residential’s portfolio is composed of mortgage servicing related assets (including investments in operating entities consisting of servicing, origination, and affiliated businesses), residential securities (and associated called rights) and loans, and consumer loans. New Residential’s investments in operating entities include its mortgage origination and servicing subsidiary, NewRez, and its special servicing division, Shellpoint Mortgage Servicing, as well as investments in affiliated businesses that provide services that are complementary to the origination and servicing businesses and other portfolios of mortgage related assets. Since inception in 2013, New Residential has a proven track record of performance, growing and protecting the value of its assets while generating attractive risk-adjusted returns and delivering over $3.4 billion in dividends to shareholders. New Residential is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. New Residential is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm, and headquartered in New York City.

Investor Relations
Kaitlyn Mauritz
212-479-3150
IR@NewResi.com